Exhibit 99.A

News For Immediate Release

El Paso Pipeline Partners Agrees to Acquire Additional Interests in Assets from El Paso Corporation

HOUSTON, TEXAS, September 17, 2008—El Paso Pipeline Partners, L.P. (NYSE: EPB) announced today that it has agreed to acquire an additional 30-percent interest in Colorado Interstate Gas Company (CIG) and an additional 15-percent interest in Southern Natural Gas Company (SNG) from El Paso Corporation (NYSE:EP) for $736 million. The acquisition will increase El Paso Pipeline Partners’ interest in CIG to 40 percent and its interest in SNG to 25 percent.

“We are delighted to announce the partnership’s first acquisition from El Paso Corporation,” said Jim Yardley, president and chief executive officer for the general partner of El Paso Pipeline Partners. “The partnership is acquiring additional interests in premier market- and supply-related pipeline assets that generate stable cash flows. This purchase improves an already excellent organic growth platform. Based solely on our current backlog of committed growth projects, we expect to achieve 8- to 10-percent average annual growth in distributable cash flow through 2012.”

In conjunction with the acquisition, El Paso Pipeline Partners announced an agreement for $175 million of private placement debt with an average annual rate of 7.6 percent, due 2011 through 2013.  At closing, the acquisition will be financed with the private placement, $65 million from the partnership’s existing revolving credit facility, a $10 million note to El Paso and 27,761,611 common units, all of which will be issued to El Paso.  With the issuance of the additional units, El Paso’s ownership of limited partner units will increase from 65 percent to 73 percent.  The general partner will acquire 0.6 million general partner units for $10 million, maintaining its 2-percent interest.

“This transaction demonstrates El Paso’s alignment with unitholders and our commitment to grow the partnership,” said Doug Foshee, president and chief executive officer of El Paso Corporation.

As a result of the increased distributable cash flow expected to result from the acquisition, management intends to recommend to the Board of Directors of the general partner an increase in the quarterly cash distribution to $0.32 per unit, beginning with the distribution to be declared and paid in the first quarter 2009.  This represents an 8.5-percent increase from the current quarterly rate of $0.295 per unit and an 11.3-percent increase above the partnership’s original minimum quarterly distribution rate.

The transaction is effective July 1, 2008 and will close contemporaneously with the closing of the debt financing, which is expected by September 30, 2008.

The terms of the transaction were unanimously approved by El Paso Pipeline GP Company, L.L.C.’s Board of Directors, based in part on the unanimous approval and recommendation of the Board's conflicts committee, which is comprised entirely of independent directors.  The conflicts committee engaged Tudor, Pickering, Holt & Co. to act as its financial advisor and to render a fairness opinion.

A summary of El Paso Pipeline Partners’ significant organic project backlog can be found at http://www.eppipelinepartners.com/EPBprojects

El Paso Pipeline Partners, L.P. is a Delaware limited partnership formed by El Paso Corporation to own and operate natural gas transportation pipelines and storage assets. El Paso Corporation owns 56.2 million limited partner units, increasing to 83.9 million following the close of the announced acquisition and 1.7 million general partner units, increasing to 2.3 million following the close of the announced acquisition. El Paso Pipeline Partners, L.P. owns Wyoming Interstate Company, an interstate pipeline system serving the Rocky Mountain region, and a 10-percent interest, increasing to 40 percent following the close of the announced acquisition, in Colorado Interstate Gas Company which operates in the Rocky Mountain region and a 10-percent interest, increasing to 25 percent following the close of the announced acquisition, in Southern Natural Gas Company, which operates in the southeastern region of the United States.  For more information about El Paso Pipeline Partners, visit www.eppipelinepartners.com.

Disclosure of Non-GAAP Financial Measures

The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP.

El Paso Pipeline Partners uses the non-GAAP financial measure “Distributable Cash Flow” to measure its cash generation ability.  The partnership defines Distributable Cash Flow as Adjusted EBITDA less cash interest expense, maintenance capital expenditures, and other income and expenses, net, which primarily includes non-cash allowance for funds during construction and other non-cash items.  Distributable Cash Flow does not reflect changes in working capital balances.  Adjusted EBITDA is defined as net income plus depreciation and amortization expense, interest and debt expense, net of interest income and the partnership’s share of cash distributions from equity interests, less equity in earnings.

El Paso Pipeline Partners believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the partnership and to compare the operating and financial performance of the partnership with the performance of other publicly traded partnerships within the industry.

These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per unit, cash flow from operating activities or other GAAP operating measurements.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections. El Paso Pipeline Partners has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, that the amount of cash distributions declared will be determined on a quarterly basis by the board of directors of our general partner, in their sole discretion, and will depend on many factors including El Paso Pipeline Partner’s financial condition, earnings, cash flows, capital requirements, financial covenants, legal requirements and other factors deemed relevant by the board of directors of our general partner; the ability to close the debt private placement is subject to execution of definitive agreements, and our ability to achieve projected growth rates will depend on many different factors, including without limitation, the ability to obtain necessary governmental approvals for proposed pipeline projects and to successfully construct expansion projects on time and within budget; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;  the risks associated with recontracting of transportation commitments; regulatory uncertainties associated with pipeline rate cases; actions taken by third-party operators, processors and transporters; conditions in geographic regions or markets served by El Paso Pipeline Partners and its affiliates and equity investees or where its operations and affiliates are located; the effects of existing and future laws and governmental regulations; competitive conditions in our industry; changes in the availability and cost of capital; and other factors described in El Paso Pipeline Partners’ (and its affiliates’) Securities and Exchange Commission filings. While these statements and projections are made in good faith, El Paso Pipeline Partners and its management cannot guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. El Paso Pipeline Partners assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made, whether as a result of new information, future events, or otherwise.

Contacts:

Investor-Media Relations
Bruce L. Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906